UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 24, 2008

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50669	77-0576030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

217 Devcon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 467-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

SiRF has approved and is implementing major operating cost reduction plan

As a part of our effort to align resources with our revised product roadmap and reduce operating expenses in view of continued economic uncertainties and expected continuing consumer demand weakness in 2009, on December 4, 2008, SiRF Technology Holdings, Inc. (“SiRF”) approved a corporate cost reduction and restructuring plan that will include a reduction in force, consolidation of offices and reprioritization of certain engineering projects (the “Plan”).

The Plan, together with the recent spinoff of our Swedish subsidiary, SiRF Technology, AB, described below under “Item 8.01. Other Events,” will result in reducing SiRF’s headcount by approximately 25%, with the substantial portion of the reduction to be completed by early in the first quarter 2009.

In connection with the Plan, SiRF expects to incur a total pre-tax restructuring charge in the range of $3 million to $3.5 million in 2008 and 2009. This charge will include expenses related to the severance for terminated employees and other exit-related costs arising from contractual and other obligations, including leased facilities and impairment of assets. Of the total restructuring charge, approximately $2.0 million to $2.5 million will be in cash expenditures.

As a result of these changes relating to reduction in force, consolidation of offices, reprioritization of certain engineering projects, spinoff of Swedish subsidiary and other cost-reduction measures, SiRF expects to lower its quarterly operating expenses by approximately $8 million to $9 million a quarter by its fourth quarter 2009.

The foregoing contains forward-looking statements regarding the timing of the Plan, amount of related charges, and anticipated reductions in operating expenses. Statements regarding future events are based on SiRF’s current expectations and are necessarily subject to associated risks related to, among other things, SiRF’s ability to successfully implement its planned cost-reduction measures and achieve the anticipated reduction in operating expenses, completing the restructuring, litigation and associated costs inherent with the uncertainty of litigation, developing and deploying new products and successfully managing product transitions. Actual results may differ materially from those in the forward-looking statements based on a number of risks including those described here and also from other factors that could cause SiRF’s results to vary from expectations as described in the “Risk Factors” section of SiRF’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q for the third quarter of 2008, any of which risks could also cause SiRF’s results to vary from expectations. SiRF undertakes no obligation to revise or update publicly any forward-looking statements.

Item 8.01.	Other Events.

On November 24, 2008, SiRF successfully divested a controlling interest in our Swedish subsidiary (the “Sweden Spinoff”) to the management and employees of the subsidiary and, at the closing, SiRF received an aggregate of $3.2 million of consideration, composed of $1 million in cash and $2.2 million in promissory notes. SiRF has also retained a 15% ownership interest in the Sweden Spinoff.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2008

SIRF TECHNOLOGY HOLDINGS, INC.

By:	/s/ Dennis Bencala
Dennis Bencala
Chief Financial Officer